Exhibit 99.1

Friday, October 27, 2017

Company Press Release

Source: Salisbury Bancorp, Inc.

Salisbury Contact: Richard J. Cantele, Jr., President and Chief Executive Officer

860-435-9801 or rcantele@salisburybank.com

FOR IMMEDIATE RELEASE

SALISBURY BANCORP, INC. REPORTS RESULTS FOR THIRD QUARTER 2017; DECLARES 28 CENT DIVIDEND

Lakeville, Connecticut, October 27, 2017 /GlobeNewswire…..Salisbury Bancorp, Inc. (“Salisbury”), (NASDAQ: “SAL”), the holding company for Salisbury Bank and Trust Company (the “Bank”), announced results for its third quarter ended September 30, 2017.

Net income allocated to common shareholders was $1.7 million, or $0.61 per common share, for the third quarter ended September 30, 2017 (third quarter 2017), compared with $1.9 million, or $0.68 per common share, for the second quarter ended June 30, 2017 (second quarter 2017), and $1.9 million, or $0.70 per common share, for the third quarter ended September 30, 2016 (third quarter 2016).

Selected Third Quarter 2017 Financial Highlights

•	Net Income per share for the quarter was $0.61 per share compared with $0.68 last quarter and $0.70 for the third quarter 2016.
•	Results for the current quarter included a pre-tax charge of $217 thousand, or $0.05 per share, related to the pending sale of an OREO property.
•	Wealth assets under administration increased to $595 million at September 30, 2017, an increase of $9 million, or 1.5%, from second quarter 2017.
•	Book value per common share increased to $35.01 at September 30, 2017 from $34.66 at June 30, 2017, and $33.92 at September 30, 2016.

Richard J. Cantele, Jr., President and Chief Executive Officer, stated,

“We are pleased to report solid results for the third quarter despite the write-down on the OREO property. This quarter we focused on deploying the deposits from our recent acquisition of the New Paltz branch into new loans. Our wealth assets under management also increased, which helps to diversify our sources of income. We continue to focus on improving asset quality and managing non-interest expense while maintaining our commitment to outstanding customer service and enhancing long-term value for our shareholders.”

Net-Interest Income

Tax equivalent net interest income for third quarter 2017 increased $89 thousand, or 1.1%, versus second quarter 2017, and increased $4 thousand or 0.05%, versus third quarter 2016. Average earning assets increased $33.6 million versus second quarter 2017, and increased $30.6 million versus third quarter 2016. Average total interest bearing deposits increased $28.4 million versus second quarter 2017 and increased $5.0 million versus third quarter 2016. The net interest margin of 3.50% decreased 8 basis points from 3.58% in the second quarter 2017 and decreased 7 basis points from 3.57% for the third quarter 2016.

Interest income for the third quarter 2017 reflects net accretion related to the fair value adjustments of loans acquired in the Riverside Bank acquisition in the amount of $193 thousand. The second quarter of 2017 and third quarter of 2016 included similar adjustments of $250 thousand and $441 thousand, respectively.

Non-Interest Income

Non-interest income for third quarter 2017 increased $129 thousand versus second quarter 2017 and increased $192 thousand versus third quarter 2016.

Trust and Wealth Advisory revenues decreased $18 thousand versus second quarter 2017 and increased $25 thousand versus third quarter 2016. The quarter-over-quarter net revenue decrease for the Trust and Wealth Advisory division reflects lower revenue from tax preparation fees, partly offset by higher asset based and other fees. The increase from the prior year third quarter primarily reflects an increase in estate and retirement planning fees and asset based fees.

Service charges and fees increased $33 thousand versus second quarter 2017 and increased $113 thousand versus third quarter 2016. The increases primarily reflected higher deposit related fees.

Income from sales and servicing of mortgage loans increased $68 thousand versus second quarter 2017 and increased $34 thousand versus third quarter 2016. Third quarter 2017 mortgage loans sales totaled $0.4 million versus $1.6 million for second quarter 2017, and $3.3 million for third quarter 2016. Third quarter 2017, second quarter 2017, and third quarter 2016 included net mortgage servicing amortization and periodic impairment (benefit) charges of $(12) thousand, $68 thousand, and $60 thousand, respectively. The benefit in the current quarter primarily reflected management’s review of the portfolio and the update of key assumptions to more closely reflect the portfolio’s historical performance. As a result of this review, the current quarter includes the reversal of a previously recorded impairment charge of $25 thousand.

Non-Interest Expense

Non-interest expense for third quarter 2017 increased $469 thousand versus second quarter 2017 and increased $720 thousand versus third quarter 2016.

Total compensation expense increased $334 thousand versus second quarter 2017 and increased $152 thousand versus the third quarter of 2016. The increase versus both periods primarily reflected higher salary and benefits expense, partly offset by higher deferred expenses related to loan origination.

Premises and equipment expense increased $88 thousand versus second quarter 2017 and increased $186 thousand versus third quarter 2016. The increase in both periods was substantially attributable to higher lease related expenses and building maintenance and repair costs.

Data processing expense increased $41 thousand versus second quarter 2017 and increased $72 thousand versus third quarter 2016. The increases primarily reflected higher data communications and data processing charges.

Professional fees decreased $283 thousand versus second quarter 2017, and increased $22 thousand versus third quarter 2016. The decrease from the second quarter 2017 was primarily attributable to lower consulting and audit fees and a reversal of accruals to reflect current service levels.

Loan related expenses increased $263 thousand compared to second quarter 2017 and increased $310 thousand versus third quarter 2016. The increase in both periods reflected the write-down on the OREO property noted above as well as higher OREO carrying costs and higher payments for delinquent real estate taxes.

The effective income tax rates for third quarter 2017, second quarter 2017 and third quarter 2016 were 29.09%, 24.62% and 29.71%, respectively.

Loans

Net loans receivable increased $12 million during third quarter 2017 to $784 million at September 30, 2017, compared with $772 million at June 30, 2017, and increased $30 million compared with $754 million at September 30, 2016.

Asset Quality

Non-performing assets increased $0.6 million during third quarter 2017 to $12.3 million, or 1.3% of assets at September 30, 2017, from $11.7 million, 1.2% of assets at June 30, 2017, and decreased $2.3 million from $14.5 million, or 1.6% of assets, at September 30, 2016.

The amount of total impaired and potential problem loans increased $1.0 million during the quarter to $23.3 million (3.0% of gross loans receivable) during third quarter 2017, compared to $22.3 million, or 2.9% of gross loans receivable at June 30, 2017, and decreased $2.8 million from $26.1 million, or 3.4% of gross loans receivable at September 30, 2016.

Accruing loans receivable 30-to-89 days past due increased $0.5 million during third quarter 2017 to $3.4 million, or 0.44% of gross loans receivable, from $3.0 million, or 0.38% of gross loans receivable at June 30, 2017, and decreased $2.5 million from $5.9 million, or 0.78% of gross loans receivable at September 30, 2016.

Provision for loan loss expense was $237 thousand for third quarter 2017 versus $364 thousand for second quarter 2017, and $344 thousand for third quarter 2016. Net loan charge-offs were $236 thousand for the third quarter 2017, $157 thousand for second quarter 2017 and $171 thousand for the third quarter 2016. Reserve coverage, as measured by the ratio of the allowance for loan losses to gross loans, was 0.82% for the third quarter 2017, versus 0.83% for second quarter 2017 and 0.78% for third quarter 2016.

Salisbury endeavors to work constructively to resolve its non-performing loan issues with customers. Substantially all non-performing loans are collateralized with real estate and the repayment of such loans is largely dependent on the return of such loans to performing status or the liquidation of the underlying real estate collateral.

Capital

Book value per common share increased $0.35 to $35.01 from the second quarter 2017 and increased $1.09 as compared to the third quarter 2016. Tangible book value per common share increased $0.40 during third quarter 2017 to $29.34 and increased $0.71 as compared to the third quarter 2016.

The increase in shareholders’ equity of $981 thousand in the current quarter to $97.5 primarily reflected net income of $1.7 million, partly offset by common stock dividends paid of $0.8 million.

The Bank’s regulatory capital ratios remain in compliance with regulatory “well capitalized” requirements. At September 30, 2017, Salisbury’s Tier 1 leverage, total risk-based capital, and common equity tier 1 capital ratios were 8.49%, 13.20%, and 10.96%, respectively. The Bank’s Tier 1 leverage, total risk-based capital, and common equity tier 1 capital ratios were 9.20%, 12.77%, and 11.87%, respectively, compared with regulatory “well capitalized” minimums of 5.00%, 10.00%, and 6.5%, respectively.

Third Quarter 2017 Dividends on Common Shares

The Board of Directors of Salisbury declared a $0.28 per common share quarterly cash dividend at its October 27, 2017 meeting. The dividend will be paid on November 24, 2017 to shareholders of record as of November 10, 2017.

Background

Salisbury Bancorp, Inc. is the parent company of Salisbury Bank and Trust Company, a Connecticut chartered commercial bank serving the communities of northwestern Connecticut and proximate communities in New York and Massachusetts, since 1848, through full service branches in Canaan, Lakeville, Salisbury and Sharon, Connecticut; Great Barrington, South Egremont and Sheffield, Massachusetts; and Dover Plains, Fishkill, Millerton, Newburgh, New Paltz, Poughkeepsie, and Red Oaks Mill, New York. The Bank offers a broad spectrum of consumer and business banking products and services as well as trust and wealth advisory services.

Forward-Looking Statements

This news release may contain statements relating to future results of Salisbury’s and the Bank’s future results that are considered “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of management as well as the assumptions and estimates made by management using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions, including among others: changes in market interest rates and general and regional economic conditions; changes in laws and regulations; changes in accounting principles; and the quality or composition of the loan and investment portfolios, technological changes and cybersecurity matters, and other factors that may be described in Salisbury’s quarterly reports on Form 10-Q and its annual report on Form 10-K, which are available at the Securities and Exchange Commission’s website (www.sec.gov) and to which reference is hereby made. Forward-looking statements made by Salisbury in this news release speak only as of the date they are made. Events or other facts that could cause Salisbury’s actual results to differ may arise from time to time and Salisbury cannot predict all such events and factors. Salisbury undertakes no obligation to publicly update any forward-looking statement unless as may be required by law.

Salisbury Bancorp, Inc. and Subsidiary

CONSOLIDATED BALANCE SHEETS (unaudited)

(dollars in thousands, except par value)	September 30, 2017	December 31, 2016
ASSETS
Cash and due from banks	$6,833	$5,434
Interest bearing demand deposits with other banks	42,570	30,051
Total cash and cash equivalents	49,403	35,485
Securities
Available-for-sale at fair value	85,508	79,623
Federal Home Loan Bank of Boston stock at cost	3,038	3,211
Loans held-for-sale	561	—
Loans receivable, net (allowance for loan losses: $6,494 and $6,127)	784,136	763,184
Other real estate owned	3,944	3,773
Bank premises and equipment, net	16,329	14,398
Goodwill	13,815	12,552
Intangible assets (net of accumulated amortization: $3,906 and $3,511)	1,974	1,737
Accrued interest receivable	2,520	2,424
Cash surrender value of life insurance policies	14,297	14,038
Deferred taxes	1,326	1,367
Other assets	2,618	3,574
Total Assets	$979,469	$935,366
LIABILITIES and SHAREHOLDERS' EQUITY
Deposits
Demand (non-interest bearing)	$225,496	$218,420
Demand (interest bearing)	139,521	127,854
Money market	196,745	182,476
Savings and other	152,570	135,435
Certificates of deposit	117,657	117,585
Total deposits	831,989	781,770
Repurchase agreements	4,529	5,535
Federal Home Loan Bank of Boston advances	27,364	37,188
Subordinated debt	9,805	9,788
Note payable	321	344
Capital lease liability	1,859	418
Accrued interest and other liabilities	6,076	6,316
Total Liabilities	881,943	841,359
Shareholders' Equity
Common stock - $.10 per share par value
Authorized: 5,000,000;
Issued: 2,785,916 and 2,758,086	279	276
Paid-in capital	42,983	42,085
Retained earnings	54,368	51,521
Unearned compensation - restricted stock awards	(660)	(352)
Accumulated other comprehensive income, net	556	477
Total Shareholders' Equity	97,526	94,007
Total Liabilities and Shareholders' Equity	$979,469	$935,366

Salisbury Bancorp, Inc. and Subsidiary

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

Periods ended September 30, (in thousands except per share amounts)	Three months ended		Nine months ended
	2017	2016	2017	2016
Interest and dividend income
Interest and fees on loans	$8,196	$8,067	$24,544	$23,935
Interest on debt securities
Taxable	443	310	1,115	889
Tax exempt	68	202	345	725
Other interest and dividends	175	91	351	226
Total interest and dividend income	8,882	8,670	26,355	25,775
Interest expense
Deposits	682	565	1,776	1,603
Repurchase agreements	2	2	4	4
Capital lease	29	17	66	53
Note payable	6	6	13	15
Subordinated debt	156	156	468	468
Federal Home Loan Bank of Boston advances	241	237	769	714
Total interest expense	1,116	983	3,096	2,857
Net interest and dividend income	7,766	7,687	23,259	22,918
Provision for loan losses	237	344	953	1,332
Net interest and dividend income after provision for loan losses	7,529	7,343	22,306	21,586
Non-interest income
Trust and wealth advisory	874	849	2,620	2,517
Service charges and fees	935	822	2,799	2,277
Gains on sales of mortgage loans, net	25	55	104	151
Mortgage servicing, net	104	40	180	119
Gains (losses) on sales and calls of available-for-sale securities, net	—	9	(14)	157
Other	142	113	365	343
Total non-interest income	2,080	1,888	6,054	5,564
Non-interest expense
Salaries	2,829	2,757	8,266	8,018
Employee benefits	1,004	924	2,923	2,922
Premises and equipment	995	809	2,797	2,546
Data processing	545	473	1,521	1,369
Professional fees	481	459	1,962	1,403
Collections, OREO, and loan related	419	109	875	420
FDIC insurance	106	164	354	474
Marketing and community support	220	144	623	524
Amortization of intangibles	142	148	395	455
Other	479	513	1,561	1,846
Total non-interest expense	7,220	6,500	21,277	19,977
Income before income taxes	2,389	2,731	7,083	7,173
Income tax provision	695	812	1,903	2,008
Net income	$1,694	$1,919	$5,180	$5,165
Net income available to common stock	$1,678	$1,904	$5,139	$5,124

Basic earnings per common share	$0.61	$0.70	$1.87	$1.88
Weighted average common shares outstanding, to calculate basic earnings per share	2,759	2,737	2,755	2,732
Diluted earnings per common share	0.60	0.69	1.85	1.87
Weighted average common shares outstanding, to calculate diluted earnings per share	2,779	2,751	2,774	2,747
Common dividends per share	0.28	0.28	0.84	0.84

Salisbury Bancorp, Inc. and Subsidiary

SELECTED CONSOLIDATED FINANCIAL DATA (unaudited)

At or for the three month periods ended
(in thousands, except per share amounts and ratios)	Q3 2017	Q2 2017	Q1 2017	Q4 2016	Q3 2016
Total assets	$979,469	$974,806	$939,549	$935,366	$928,445
Loans receivable, net	784,136	771,850	764,665	763,184	753,623
Total securities	88,546	84,468	80,359	82,834	79,738
Deposits	831,989	811,341	772,416	781,770	786,730
FHLBB advances	27,364	47,302	52,745	37,188	27,134
Shareholders’ equity	97,526	96,545	95,221	94,007	93,554
Wealth assets under administration	594,510	585,759	524,459	516,350	509,556
Discretionary wealth assets under administration	374,357	374,271	365,086	366,167	361,326
Non-discretionary wealth assets under administration	220,153	211,488	159,373	150,183	148,230
Non-performing loans	8,311	7,835	7,057	8,792	11,673
Non-performing assets	12,256	11,690	10,890	12,565	14,496
Accruing loans past due 30-89 days	3,449	2,961	11,689	4,537	5,889
Net interest and dividend income(1)	7,766	7,661	7,832	7,687	7,687
Net interest and dividend income, tax equivalent(1)	7,983	7,894	8,093	7,966	7,979
Provision for loan losses	237	364	352	503	344
Non-interest income	2,080	1,951	2,023	2,327	1,888
Non-interest expense(1)	7,220	6,751	7,306	7,411	6,500
Income before income taxes	2,389	2,497	2,197	2,100	2,731
Income tax provision	695	615	593	580	812
Net income	1,694	1,882	1,604	1,520	1,919
Net income allocated to common shareholders	1,678	1,867	1,594	1,509	1,904

Per share data
Basic earnings per common share	$0.61	$ 0. 68	$0.58	$0.55	$0.70
Diluted earnings per common share	0.60	0.67	0.58	0.55	0.69
Dividends per common share	0.28	0.28	0.28	0.28	0.28
Book value per common share	35.01	34.66	34.38	34.07	33.92
Tangible book value per common share - Non-GAAP(2)	29.34	28.94	29.26	28.9	28.63

Common shares outstanding at end of period	2,786	2,785	2,770	2,758	2,758
Weighted average common shares outstanding, to calculate basic earnings per share	2,759	2,757	2,749	2,737	2,737
Weighted average common shares outstanding, to calculate diluted earnings per share	2,779	2,775	2,768	2,755	2,751

Profitability ratios
Net interest margin (tax equivalent)(1)	3.50%	3.58%	3.69%	3.45%	3.57%
Efficiency ratio(3)	67.18	66.56	68.68	67.08	64.13
Effective income tax rate	29.09	24.62	27.00	27.62	29.71
Return on average assets	0.69	0.77	0.70	0.65	0.81
Return on average common shareholders’ equity	6.89	7.82	6.83	6.43	8.20

Credit quality ratios
Net charge-offs to average loans receivable, gross	0.03%	0.02%	0.03%	0.04%	0.02%
Non-performing loans to loans receivable, gross	1.05	1.01	0.92	1.16	1.54
Accruing loans past due 30-89 days to loans receivable, gross	0.44	0.38	1.53	0.60	0.78
Allowance for loan losses to loans receivable, gross	0.82	0.83	0.82	0.79	0.78
Allowance for loan losses to non-performing loans	79.30	82.87	89.05	69.43	50.47
Non-performing assets to total assets	1.25	1.20	1.16	1.34	1.56

Capital ratios
Common shareholders' equity to assets	9.96%	9.90%	10.13%	10.05%	10.08%
Tangible common shareholders' equity to tangible assets - Non-GAAP (2)	8.48	8.41	8.76	8.64	8.66
Tier 1 leverage capital	8.49	8.77	8.83	8.69	8.47
Total risk-based capital	13.20	13.12	13.34	13.26	13.25
Common equity tier 1 capital	10.96	10.88	11.10	11.02	11.01

(1) The net interest margin for 2Q 2017 and 1Q 2017 has been adjusted by $109,000 or (0.05%) and $121,000 or (0.06%), respectively to reflect an adjustment for deferred loan origination costs which were previously reported in compensation expense and have been reclassified as a reduction to loan income.

(2) Refer to schedule labeled “Supplemental Information – Non-GAAP Financial Measures”.
(3) Calculated using SNL’s (publicly recognized resource of bank data) methodology, as follows: Noninterest expense before OREO expense, amortization of intangibles, and goodwill impairments as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains from securities transactions and litigation expenses.

Salisbury Bancorp, Inc. and Subsidiary

SUPPLEMENTAL INFORMATION – Non-GAAP Financial Measures (unaudited)

At or for the quarters ended
(in thousands, except per share amounts and ratios)	Q3 2017	Q2 2017	Q1 2017	Q4 2016	Q3 2016
Shareholders' Equity	$97,526	$96,545	$95,221	$94,007	$93,554
Less: Goodwill	(13,815)	(13,827)	(12,552)	(12,552)	(12,552)
Less: Intangible assets	(1,974)	(2,116)	(1,611)	(1,737)	(1,883)
Tangible Common Shareholders' Equity	$81,737	$80,602	$81,058	$79,718	$79,119
Total Assets	$979,469	$974,806	$939,549	$935,366	$928,445
Less: Goodwill	(13,815)	(13,827)	(12,552)	(12,552)	(12,552)
Less: Intangible assets	(1,974)	(2,116)	(1,611)	(1,737)	(1,883)
Tangible Total Assets	$963,680	$958,863	$925,386	$921,077	$914,010
Common Shares outstanding	2,786	2,785	2,770	2,758	2,758

Book value per Common Share – GAAP	$35.01	$34.66	$34.38	$34.07	$33.92
Tangible book value per Common Share - Non-GAAP	29.34	28.94	29.26	28.90	28.63

Common Shareholders’ Equity to Assets – GAAP	9.96%	9.90%	10.13%	10.05%	10.08%
Tangible Common Shareholders’ Equity to Tangible Assets – Non-GAAP	8.48	8.41	8.76	8.64	8.66

Non-interest expense	$7,220	$6,751	$7,306	$7,411	$6,500
Less: Amortization of core deposit intangibles	(142)	(126)	(126)	(146)	(148)
Less: Foreclosed property expense	(318)	(63)	(232)	(493)	(27)
Less: Strategic initiatives	—	—	—	(155)	—
Operating expenses	$6,760	$6,562	$6,948	$6,617	$6,325
Net interest and dividend income, tax equivalent	$7,983	$7,894	$8,093	$7,966	$7,981
Non-interest income	2,080	1,951	2,023	2,327	1,888
Losses/ (gains) on securities, net	—	14	—	(427)	(9)
Operating revenue	$10,063	$9,859	$10,116	$9,866	$9,860
Efficiency Ratio	67.18%	66.56%	68.68%	67.08%	64.13%